[Symetra Financial logo]			Symetra Life Insurance Company
						777 108th Avenue NE, Suite 1200
						Bellevue, WA 98004-5135
						1-800-796-3872
						TTY/TDD 1-800-833-6388


===============================================================================





                         Symetra Group Variable Annuity






This is a legal Contract between the Contractholder and Symetra Life Insurance Company (referred to in this Contract as Symetra). Symetra is a stock company with its Home Office in Bellevue, Washington.

Symetra has issued this Contract in consideration of the application of the Contractholder and of the Purchase Payments as provided in this Contract. Symetra has executed and attested this Contract as of the Contract Date at its Home Office in Bellevue, Washington.






              Signed for Symetra Life Insurance Company by:




/s/George Pagos						/s/Randall H. Talbot
George Pagos						Randall H. Talbot
Secretary						President








                                ALLOCATED
                    GROUP VARIABLE ANNUITY CONTRACT
			   WITH FIXED ACCOUNT
                           NON-PARTICIPATING

ALL VALUES PROVIDED BY THIS CONTRAC T, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED. ANY VARIABLE ANNUITY BENEFITS WILL VARY TO REFLECT INVESTMENT EXPERIENCE AND WILL INCREASE OR DECREASE.








Symetra [service mark symbol] and the Symetra Financial logo are service marks of Symetra Life Insurance Company.
RSC-XXXX

===============================================================================
                               TABLE OF CONTENTS
===============================================================================

CONTRACT SCHEDULE PAGE							Insert

DEFINITIONS
	Accumulation Phase						4
	Accumulation Unit						4
	Annuity Date 							4
	Beneficiary							4
	Business Day							4
	Certificate							4
	Certificate Anniversary						4
	Certificate Date						4
	Certificate Year						4
	Contract							4
	Contract Date							4
	Contract Value							4
	Contractholder							4
	Contractholder's Accumulation Account				4
	Fixed Account							4
	Forfeitures							4
	General Account							4
	Income Phase							5
	Internal Revenue Code (IRC)					5
	Investment Options						5
	Participant							5
	Participant Account						5
	Participant Account Value					5
	Plan								5
	Portfolio							5
	Purchase Payments						5
	Symetra								5
	Schedule							5
	Separate Account						5
	Sub-account							5
	Variable Account						5

THE ANNUITY CONTRACT
	ABOUT THE CONTRACT						6
	BENEFICIARY							7

PURCHASE PAYMENTS
	MINIMUM PURCHASE PAYMENT					7
	CONTRACTHOLDER'S PAYMENTS					7
	ALLOCATION OF PURCHASE PAYMENTS					8

INVESTMENT OPTIONS
	THE FIXED ACCOUNT						9
	INTEREST CREDITING						9
	INTEREST COMPOUNDING						9
		Minimum Value Guarantee					9
	THE VARIABLE ACCOUNT						9

		Substitution of Shares					10
	ACCUMULATION UNITS						10
	NET INVESTMENT FACTOR						10
	CONTRACT VALUE							10

WITHDRAWALS AND TRANSFERS
	WITHDRAWALS							10
	TRANSFERS							11
	TRANSFER REQUESTS						11
	TRANSFERS AFTER SEPARATION FROM SERVICE				12
	TRANSFER TO CONTRACTHOLDER'S ACCUMULATION ACCOUNT		12
	LIMITS ON EXCESSIVE TRANSFERS					12

ANNUITY PAYMENT PROVISIONS
	ANNUITY OPTIONS							12
		Fixed Annuity Payments					13
		Life Annuity						13
		Life Annuity with Guaranteed Period			13
		Joint and Survivor Life Annuity				13
		Automatic Option					13

DEATH BENEFIT PROVISIONS
	DEATH OF PARTICIPANT Prior to the Annuity Date			14
		Guaranteed Minimum Death Benefit			14
		Calculation of Death Benefit				14
		Limitation on Death Benefit				15
		Payment of Death Benefit				15
	DEATH OF PARTICIPANT On of After the Annuity Date		15

CHARGES
	ANNUAL ADMINISTRATION MAINTENANCE CHARGE			15
	WITHDRAWAL CHARGE						16
	TRANSFER CHARGE							16
	SURRENDER CHARGE						16
	DAILY CHARGES							17
		Mortality and Expense Risk Charge			17
		Sub-account Administration Charge			17
       	LOAN CHARGES
               Loan Application Fee					17
               Loan Maintenance Fee					17
	TRANSFERS FROM THE CONTRACTHOLDER'S VARIABLE ACCOUNT		18
	PREMIUM TAXES							18
	INCOME OR OTHER TAXES						18

CODE REQUIREMENTS AND RETIREMENT PLAN PROVISIONS
	REQUIRED MINIMUM DISTRIBUTIONS					18
	MINIMUM DEATH BENEFIT DISTRIBUTIONS				18
	DIRECT ROLLOVERS						18
	NONQUALIFIED DEFERRED COMPENSATION PLANS			19
	GOVERNMENTAL 457(b) PLAN					19

GENERAL PROVISIONS
	ACCOUNT STATEMENTS						19
	ASSIGNMENT OF BENEFITS						19
	CERTIFICATES							19
	COMMUNICATIONS							19
	CONTRACT SETTLEMENT						20
	ENTIRE CONTRACT							20
	ESSENTIAL DATA							20
	EVIDENCE OF SURVIVAL						20
	EXCLUSIVE BENEFIT						20
	FUTURE PURCHASE PAYMENTS AND PARTICIPANTS			20
	INCONTESTABILITY						20
	MISSTATEMENT OF AGE						21
	NON-PARTICIPATION						21
	PLAN PROVISIONS							21
	SEPARATE ACCOUNT						21
	STATE REQUIRED BENEFITS AND JURISDICTION			21
	SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS	21
	TERMINATION OF CONTRACT						22
	VOTING RIGHTS							22

ANNUITY PURCHASE RATE TABLE
	FIXED ANNUITY PURCHASE RATE TABLE				23
	VALUE TABLES							25

===============================================================================
                                  DEFINITIONS
===============================================================================

Accumulation Phase	The period between the date we allocate a Participant's
			first Purchase Payment and the Annuity Date.

Accumulation Unit	A unit of measure used to calculate the value in a
			Sub-account prior to the Annuity Date.

Annuity Date		The date on which annuity payments start under an
			annuity option for the benefit of a Participant or the Participant's Beneficiary.

Beneficiary		The person(s) or entity(ies) entitled to receive any
			Certificate benefits under this Contract upon the Participant's death.

Business Day		Any day the New York Stock Exchange is open for
			regular trading.

Certificate		The document evidencing a Participant's interest in
			the Contract and describing the benefits available to the Participant.

Certificate Anniversary	The anniversary of the Certificate Date.

Certificate Date	The date the initial Purchase Payment is allocated
			to the Participant Account and all required information to establish the Participant Account are received at Symetra.

Certificate Year	The twelve-month period starting on the Certificate
			Date and each anniversary of that date.

Contract		This group variable annuity contract by and between
			Symetra and the Contractholder.

Contract Date		The effective date of this Contract, as shown on
			the Schedule.

Contract Value		The sum of the Variable Account and the Fixed Account
			under this Contract.

Contractholder		The employer or other entity identified as the
			Contractholder on the application for this Contract and to whom this Contract is issued.

Contractholder's 	The account established on behalf of the Contractholder
Accumulation Account	that reflects the value of Purchase Payments not
			currently allocable to Participants, less previous withdrawals and transfers. This account may also contain non-vested employer contributions.

Fixed Account		The Investment Option in the Contract that provides
			for guaranteed interest and is part of Symetra Life's
			General Account.

Forfeitures		The non-vested portion of the Participant Account
			Value, which is not payable to the Participant upon withdrawal.

General Account		The General Account consists of all assets of Symetra
			other than those allocated to a Separate Account.

===============================================================================
                             DEFINITIONS (continued)
===============================================================================

Income Phase		The period beginning on the Annuity Date during which
			the annuitant receives annuity payments.

Internal Revenue Code	The Internal Revenue Code of 1986, as amended or
(IRC)			revised.

Investment Options	Those investments available under this Contract, as
			shown on the Schedule.

Participant		A person for whom an account is established under the
			Plan as directed by the Contractholder.

Participant Account	The individual account established for a Participant
			to record the Participant Account Value.

Participant Account 	The sum of the values of the Sub-accounts and the Fixed
Value			Account allocated to the Participant that have not been
			applied to provide annuity payments.

Plan			The retirement plan established by the employer and
			qualified under IRC Section 403(b) or 457(b) of the IRC for which this Contract is used as a funding vehicle.

Portfolio		The fund in which the corresponding Sub-account
			invests.

Purchase Payments	The amounts paid  to Symetra for allocation under this
			Contract, less any premium tax due at the time the payment is made.

Symetra 		Symetra Life Insurance Company.

Schedule		The Schedule page that forms a part of this Contract
			and that is attached to each Certificate.

Separate Account	Symetra Separate Account C, a segregated asset
			account established under Washington law.

Sub-account		A division of the Separate Account for which
			Accumulation Units are separately maintained.  Each
			Sub-account invests exclusively in a particular
			Portfolio.

Variable Account	The account that reflects the Contractholder's or a
			Participant's interest in the Sub-accounts.

===============================================================================
                             THE ANNUITY CONTRACT
===============================================================================

ABOUT THE CONTRACT	This Contract and the Certificates issued under it are
			issued pursuant to the Plan that qualifies for tax-favored treatment under Section 403(b) or Section 457 of the Code. The Contract is an agreement between Symetra and the Contractholder, where we promise to pay Participants an income in the form of annuity payments, pay cash in the form of withdrawals, or pay a death benefit to Beneficiaries in accordance with the terms of this Contract and subject to the terms of the Plan. When money is invested by a Participant in the Variable Account and/or the Fixed, the Participant is in the Accumulation Phase. When a Participant or Beneficiary begins receiving annuity payments, the Participant is in the Income Phase.

			The Contract was purchased with the initial Purchase Payment, and the Contract became effective on the date, shown on your Schedule.

			The Contractholder is shown on the contract application and cannot be changed unless the Plan under which this Contract is issued is acquired, mergered into, or otherwise made a part of another plan, and we agree to such ownership change. To request a change of ownership, the Contractholder shall send the request by sending us a signed and dated request.
			The ownership change shall be effective on the date we agree in writing to the change in ownership.

			The Contract is held pursuant to the Plan, and we establish Participant Accounts at the direction of the Contractholder. A Participant will be required to complete an application with all information we require to administer the Participant's interest in the Contract. The Participant cannot not be older than the maximum Certificate issue age shown on the Schedule. Upon our acceptance of the application, we will issue a Certificate reflecting the Participant's interest in the Contract unless this Contract is issued with respect to a nonqualified and unfunded deferred compensation plan. The Certificates are not a part of this Contract.

			Symetra will issue an annuity or make a cash
			distribution to a Participant or to any other person who is entitled to such benefits under the Plan subject to all of the following:
			-	the provisions of this Contract;
			-	the provisions of the Plan; and
			-	the written direction of the Contractholder or
				authorized Plan representative.

			Symetra is not obligated to issue an annuity or cash distribution until it receives the Contractholder or authorized Plan representative's written direction containing all of the following:
			-	terms and conditions;
			-	manner and amount; and
			-	the written certification that such annuity
				or cash distribution is in accordance with the provisions of the Plan.

			Symetra may rely on the written direction of the Contractholder or authorized Plan representative and will not be liable for any failure to question or challenge such direction and certification regarding the issuance of an annuity or payment of a cash distribution. To the extent provided by the Plan, any rights that may be exercised by a Participant under this Contract may instead be exercised by the Contractholder or a Plan representative. The Plan, including certain Plan provisions required by the Employee Retirement Income Security Act of 1974 (ERISA) or other applicable law, may limit the Participant's rights under this Contract.

BENEFICARY		The Beneficiary receives any death benefit payable in
			accordance with the provisions of this Contract.
			The Participant, if allowed under the Plan, names the Beneficiaries on the Participant application. If no Beneficiary is named, we will pay the Participant's estate unless otherwise directed by the Contractholder. Changes in Beneficiary designation take effect on the date the designation is signed by the Participant. However we are not responsible for the validity of any Beneficiary designation nor for any payments made or actions taken prior to receiving a Beneficiary change.

			The Participant may designate two or more Beneficiaries to receive separate percentage interests in death benefits payable under this Contract. Each such Beneficiary must separately exercise the right that a Beneficiary has under the Contract.

			The Plan may require that the Participant's spouse be designated as Beneficiary.


===============================================================================
                               PURCHASE PAYMENTS
===============================================================================

MINIMUM PURCHASE	The minimum Purchase Payment per Participant is as
			shown on the Schedule and is subject to the Plan's requirements.
PAYMENT

CONTRACTHOLDER'S	During the Accumulation Phase, the Contractholder may
PAYMENTS		make periodic payments to this Contract on behalf of
			each Participant.  The Contractholder or authorized
			Plan representative will specify for such payments the amount to be allocated to each Participant.

			The amount allocated to each Participant will be considered to be a payment made on the Participant's behalf. The Contractholder or Participant may change the amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the Schedule. If Purchase Payments stop, all benefits under the Contract continue until the entire Contract Value is completely withdrawn. We will not accept any Purchase Payments on behalf of a deceased Participant. The Plan may limit the Participant's rights to make Purchase Payments and limit the maximum allowable for any calendar year.

			Purchase payments must be in lawful currency of the United States and submitted to our Home Office at [777 108th Avenue NE Suite 1200, Bellevue, WA 98004-5135] or [P.O. Box 3882, Seattle, WA 98124-3882], or
			in a manner agreed to by Symetra.

			If the amount to be allocated to each Participant cannot currently be determined, the Contractholder or authorized Plan representative may direct Symetra to apply the payments to the Contractholder 's Accumulation Account to the Investment Option(s) specified by the Contractholder. The Contractholder or authorized representative will advise Symetra when such payments become allocable to Participants and the payments will then be allocated to the Participants.

			Unless otherwise instructed by the Contractholder or authorized Plan representative, Symetra will invest all Purchase Payments that are not currently allocable to Participants, and Forfeitures, in the Investment Options chosen by the Contractholder, or, if none is chosen, then to the [Money Market Sub-Account].

			We reserve the right to reject any application by an Owner or annuitant who is ineligible for this Contract, any incomplete application, any Purchase Payment that
			-	does not meet the minimum payment amount shown
				on the Schedule,
			-	is allocable to the Fixed Account and that we
				are not able to invest such that we can
				credit at least the minimum guaranteed
				interest rate; or
			-	any Purchase Payment in excess of $1 million.

			All Purchase Payments are subject to acceptance and approval by Symetra. If we do not accept a Purchase Payment, we will return it within five business days. If we change the availability of allocations to the Fixed Account, we will provide the Contractholder with notice at least 31 days prior to the date regarding the change in the availability.

ALLOCATION OF		The initial Purchase Payment for each Participant will
PURCHASE PAYMENTS	be allocated according to the instructions on the
			Participant's application under this Contract, or if there are no such instructions, then to any other default option on record with Symetra as provided under the terms of the Plan. Unless we are told otherwise, subsequent Purchase Payments will be allocated in the same proportion as the most recent Purchase Payments
			(unless it is a Purchase payment the Participant directs us to allocate on a one-time-only basis).

			Once we receive the Purchase Payment, the allocation to the Sub-accounts is effective and valued as the close of the next Business Day and the allocation to the Fixed Account is valued as of the day we receive the Purchase Payment on a day we are open for business. All subsequent Purchase Payments and transfers are valued in the same manner.

			When we are required to guarantee a return of Purchase Payments during the "Right to Examine" period provided under the law of the state where the Contract or Certificate is delivered, we reserve the right during the "Right to Examine" period to initially apply amounts to the [Money Market]Sub-account as shown on the cover page of the Contract or Certificate. These amounts will then be allocated in the manner selected by the Participant, unless the Contract or Certificate is canceled.

===============================================================================
			      INVESTMENT OPTIONS
===============================================================================

THE FIXED ACCOUNT	All Purchase Payments and transfers to the Fixed
			Account will become part of the General Account to be so used and invested and will not be segregated from Symetra's other assets.

INTEREST CREDITING	Symetra establishes the annual effective interest rates
			that apply to Purchase Payments and transfers. In no event will the annual effective interest rate credited to monies deposited in the Fixed Account be less than the minimum guaranteed interest rate as shown on the Schedule.

			Each Purchase Payment and transfer will be credited with the annual effective interest rate established for the date that Symetra receives the Purchase Payment or transfer. The rate is guaranteed for at least 12 months from the date we receive the Purchase Payment or transfer.

			We can adjust the annual effective interest rate after the completion of that initial period. The adjusted rate will apply to that Purchase Payment or transfer and its credited interest for at least 12 months, when the rate can again be adjusted. From then on, we cannot adjust the annual effective interest rate more often than every 12 months.

			Different annual effective interest rates may apply to each of the Purchase Payments or transfers depending on the annual effective interest rate established for the date Symetra received the Purchase Payment or transfer and any subsequent rate adjustments.

			For the purpose of crediting interest, when a withdrawal is made from the Fixed Account, the Purchase Payment or transfer you last made, and the interest credited to it, is withdrawn first.

			If Purchase Payments cease being allocated to the Fixed Account, Symetra will continue to credit the balance of the Fixed Account with the applicable annual interest rate(s).

INTEREST		Symetra credits interest daily on each Purchase Payment
COMPOUNDING		and transfer allocated to the Fixed Account from the
			date we receive your payment up to, but not including, the date you withdraw the funds from the Fixed Account.
			Annual effective interest rates show the effect of daily compounding of interest over a 12-month period.

	Minimum Value	Upon a total withdrawal, annuitization, or death payment
	Guarantee	from the Fixed Account, you will not receive less than
			90% of your Purchase Payments and transfers allocated to the Fixed Account accumulated at an annual effective interest rate of 3% each year, less prior withdrawals and transfers from the Fixed Account accumulated at an annual effective interest rate of 3% each year. If necessary to meet this minimum, charges will be waived.

THE VARIABLE		Purchase Payments and transfers may be allocated to
ACCOUNT			the Sub-accounts shown on the Schedule.  We reserve
			the right to add, combine, restrict, or remove any Sub-
			Account as an Investment Options of this Contract.
			Each Portfolio underlying each Sub-account has a different investment objective. The investment performance of a Sub-account may be positive or negative.

Substitution of Shares	If any shares of the Sub-accounts are no longer
			available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another Sub-account. We will seek prior approval of the Securities and Exchange commission
			(SEC) to the extent required by law and give you notice before doing this.

ACCUMULATION UNITS	When Purchase Payments or transfers are made into a
			Sub-account, we credit the Contract with Accumulation
			Units. Similarly, when a withdrawal or transfer of money from a Sub-account is made, Accumulation Units are liquidated. In either case, the increase or decrease in the number of Accumulation Units is determined by taking the dollar amount of the Purchase
			Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit.

			We calculate the value of an Accumulation Unit for each Sub-account after the NYSE closes each day. To determine the current Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment Factor for the current day.

NET INVESTMENT		The Net Investment Factor is used to measure the daily
FACTOR			change in the Accumulation Unit value for each Sub-
			account.  The Net Investment Factor equals:
			-	The net asset value per share of a Portfolio at
				the end of the 	current day plus the per share
				amount of any dividend or income distributions made by the Portfolio that day; divided by
			-	The net asset value per share of a Portfolio at
				the end of the 	prior day plus the per share
				amount of any dividend or income distributions
				made by the Sub-account that day; minus
			-	The daily charges, expressed as a percentage of
				the total net assets of the Sub-account.

			The Accumulation Unit value will usually go up or down from Business Day to Business Day.

CONTRACT VALUE		The Contract Value is the sum of the Variable Account
			and the Fixed Account attributable to the Contract.
			We calculate this by:

			-	Adding all Purchase Payments invested under
				the Contract;
			-	Subtracting the Contract charges;
			-	Subtracting the withdrawals that have been made;
			-	Adjusting each Sub-Account's gain or loss;
			-	Adding the interest we credit while any of the
				Contract Value
				is in the Fixed Account;
			-	Subtracting the amounts withdrawn for an
				annuity option;
			-	And subtracting the amounts withdrawn to pay
				death benefits.

===============================================================================
                            WITHDRAWALS AND TRANSFERS
===============================================================================

WITHDRAWALS		Subject to the provisions of the Plan which may
			restrict the time when a Participant may elect to
			receive payments under the Contract, a Participant may
			withdraw part or all of the Participant Account Value
			and the Contractholder may withdraw part or all of the
			Contractholder's Accumulation Account. The minimum
			amount that can be withdrawn for a Participant is
			shown on the Schedule.  If the Participant Account
			Value would fall below the amount shown on the Schedule
			after the requested withdrawal amount is taken, then
			the Participant	must withdraw the entire Participant
			Account Value.

			To take withdrawals we must be sent a written request to our Home Office. Unless we are told otherwise, partial withdrawals will be made pro rata from each Investment Option. Once we receive the request, withdrawals from the Sub-accounts will be effective as of the next close of the NYSE. A withdrawal may have a contingent deferred sales charge, a withdrawal charge, and, if the entire value of the Contract or Participant Account is being withdrawn, then an annual administration maintenance charge. The Plan may require the consent of the Participant's spouse before the Participant may withdraw money under this Contract.

			You may request repetitive withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

TRANSFERS		During the Accumulation Phase, transfers among the
			Sub-accounts and the Fixed Account may be made by Participants. The minimum amounts that can be transferred are shown on the Schedule. In each Certificate Year, a specified number of transfers is free of charge. Each additional transfer in a Certificate Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the Schedule. If any transfer reduces the remaining balance in a Participant's Sub-account or Fixed Account to less than the amount shown on the Schedule, the entire balance of that Sub-account or Fixed Account will be transferred.

			Transfers out of the Fixed Account are limited to the maximum percentage of the Fixed Account shown on the Schedule page per Certificate Year. After a transfer from the Fixed Account, you may not make a transfer back to the Fixed Account for the time period shown the Schedule unless such transfer is part of a Symetra-approved Investment Option Rebalancing program.

			Also, we reserve the right to modify, suspend, or terminate transfer privileges at any time. In addition, if we receive a transfer request that is to be allocated to the Fixed Account and we are not able to invest the money such that we can credit at least the minimum guaranteed interest rate, we reserve the right to reject the portion of the transfer request that was to be allocated to the Fixed Account. We will provide the Contractholder with notice at least 31 days prior to the date regarding changes in the availability of the Fixed Account.

TRANSFER 		Symetra will accept transfer requests submitted in
REQUESTS		writing on a form approved by Symetra or in an alternate
			format approved by Symetra provided that the request
			is made by:
			-	the Contractholder; or
			-	the Participant; or
			-	other authorized person designated by the
				Contractholder or Participant to Symetra in
				writing.

			Symetra will not be liable for any failure to question or challenge such request for transfer as long as there is a valid signed authorization on record at Symetra.

TRANSFERS AFTER		The Participant's ability to transfer the remaining
SEPARATION FROM 	balance in the Participant's Variable Account or Fixed
SERVICE			Account after separation from from service may be
			restricted by the provisions of the Plan.

TRANSFER TO		The otherwise applicable minimum transfer amounts for
CONTRACTHOLDER'S	a transfer from a Participant's Portfolio or Fixed
ACCUMULATION		Account do not apply to transfers into the Investment
ACCOUNT			Options of the Contractholder's Accumulation Account.

LIMITS ON EXCESSIVE	We may restrict or eliminate the right to make transfers
TRANSFERS		to and from Sub-accounts if such rights are executed by
			the Contractholder or a Participant, a market timing firm, or other third party authorized to initiate transfers. For example, we reserve the right to reject any transfer request if, in our judgment, the transfer is part of a pattern of transfers that may disadvantage other contract owners or would cause a Portfolio to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Portfolio believes you are engaging in activity as described above or similar market timing activity that may hurt the rights or interests of other contract owners or participants, we have the right to restrict the number of transfers you make or the manner in which you request transfers.

			We will monitor transfer activity occurring among the Sub-accounts and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all contract owners. These modifications may include curtailing or eliminating, without notice, certain methods of requesting transfers, such as the use of the telephone or the Internet, to request transfers. Portfolios offered in this Contract may have their own market timing policies and procedures and impose redemption fees for short-term investments in the Portfolios. We have the right to deduct those redemptions fees from the Contract Value, including any Participant Account Value.


===============================================================================
                          ANNUITY PAYMENT PROVISIONS
===============================================================================

ANNUITY OPTIONS		The Income Phase will start no later than the maximum
			annuitization age shown on the Schedule, or an earlier date if required by law. During the Income Phase, the Participant receives monthly, quarterly, semi-annual or annual annuity payments beginning on the Annuity
			Date. The Plan may require the consent of the Participant's spouse before the Participant elects annuity payments and may require that any distribution be in the form of a joint and survivor annuity for the Participant and the Participant's spouse.

			To start the Income Phase, we must be notified in writing at least 30 days prior to the date that annuity payments are to begin. Annuity payments will be made under an annuity option described in this Contract or another annuity option that the Participant wants, the Contractholder authorizes, and that we agree to provide. If the amount applied to an annuity option is less than $2,000, we may make payment in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250. Switching to the Income Phase is irrevocable. Once annuity payments begin, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, or change the annuity option. When the Participant starts the Income Phase, the guaranteed minimum death benefit will no longer be applicable.

Fixed Annuity		This Contract offers only fixed annuity options.
			Annuity payments will be determined by applying the Participant Account Value to the Fixed Annuity Purchase
			Rate Table of this Contract, or the current rates at that time if more favorable to the Participant. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated. All annuity options require the naming of an annuitant. The annuitant is the natural person(s) on whose life/lives annuity payments are based. The Participant is the annuitant unless a Beneficiary is able to choose an annuity option under the terms of the Plan and applicable law.

Life Annuity		The annuitant receives annuity payments as long as
			the annuitant is living. Annuity payments stop when the annuitant dies.

Life Annuity with	The annuitant receives annuity payments for the
Guaranteed Period	longer of the annuitant's life or a guaranteed period
			of five or more years as selected by the annuitant and agreed to by us. If the annuitant dies before all guaranteed payments have been made, we will continue payments for the remainder of the guaranteed period. Annuity payments stop the later of the date the annuitant dies or the date the last guaranteed payment is made.

Joint and Survivor	The annuitant receives annuity payments as long as the
Life Annuity		annuitant is living.  After the annuitant dies, we will
			continue to make a specified percentage of each annuity payment as long as the joint annuitant is living.
			The joint annuitant and payment percentage must be specified at the time this option is elected. Annuity payments stop the later of the date the Annuitant dies or the date the joint annuitant dies.

Joint and Survivor 	The annuitant receives annuity payments for the longer
Life Annuity with	of the annuitant's life, the joint annuitant's life, or
Guaranteed Period	a guaranteed period of five or more years as selected
			by the annuitant and agreed to by us. After the annuitant dies before the guaranteed period ends, the full annuity payment will continue to be paid while the joint annuitant is living. If the joint annuitant is alive when the guaranteed period ends, a percentage of the annuity payment amount will continue to be paid as long as the joint annuitant is alive. If both the annuitant and joint annuitant die before the end of the guaranteed period, the remaining full annuity payments will be made until the end of the guaranteed period. The joint annuitant and payment percentage must be specified at the time this option is elected and cannot be changed once the Income Phase begins.

Automatic Option	If the Participant does not choose an annuity option
			at least 30 days before the latest Annuity Date allowed under this Contract, we will make fixed annuity payments under the Life Annuity with Guaranteed Period annuity option. The guaranteed period will be equal to 10 years.

===============================================================================
                             DEATH BENEFIT PROVISIONS
===============================================================================

DEATH OF PARTICIPANT	If the Participant dies prior to the Annuity Date,
Prior to the Annuity 	we will pay a death benefit to the:Date
			-	surviving primary Beneficiary(ies); or if none,
				then
			-	surviving contingent Beneficiary(ies); or if
				none, then
			-	the estate of the Participant.

			The death benefit may be paid under an annuity option
			under this Contract, a 	series of withdrawals, or a
			single payment, subject to the terms of the Plan and any required minimum distributions under applicable law.

Guaranteed Minimum	For each Participant, the guaranteed minimum death
Death Benefit		benefit is initially equal to the first Purchase
			Payment received for a Participant. It is increased by additional Purchase Payments and proportionately reduced for withdrawals. After each withdrawal, the guaranteed minimum death benefit will be recalculated by multiplying the prior guaranteed minimum death benefit by the ratio of the Participant Account Value after the withdrawal to the Participant Account Value before the withdrawal.

Calculation of		If the Participant is under age 75 at the time of death,
Death Benefit	 	the death benefit on the calculation date is the sum
			of: (1) the Participant Account Value; plus (2) any excess of the guaranteed minimum death benefit over the Participant Account Value. If the Participant is age
			75 or older at the time of death, the death benefit is the Participant Account Value.

			When determining (1) and (2) above, the calculations are based on the earlier of:
			-	the date we receive proof of death and the
				first election of how to take the death
				benefit payment; or
			-	six months from the date of death.

			If we receive due proof of death and the first death benefit payment election within 6 months of the date of death: If the guaranteed minimum death benefit exceeds the Participant Account Value, we will add the difference to the Participant Account Value on the date we receive the required information so that the Participant Account Value will equal the guaranteed minimum death benefit. This additional amount will be allocated to the Investment Options in the same proportion that Purchase Payments were last allocated. Thereafter, the Participant Account Value will be subject to investment performance and applicable charges until the date the death benefit is paid.

			If we receive due proof of death and the first death benefit payment election more than 6 months after the date of death: If the guaranteed minimum death benefit exceeds the Participant Account Value on the 6-month anniversary of the date of death, we will credit the difference with interest at the currently offered [money market] Sub-account rate from the 6-month anniversary until the date we receive the required information. At that time we will allocate this additional amount, with the credited interest, to the Investment Options in the same proportion that Purchase Payments were last allocated. Thereafter, the Participant Account Value will be subject to investment performance and applicable contract charges until the date payment is made.

Limitation on Death	At most, one guaranteed minimum death benefit will be
Benefit			paid for any Participant eligible for benefits under
			the Contract. In addition, the maximum amount that we will add to a Participant Account Value is limited to $1 million. This limitation applies to any amount added to the Participant Account Value so that the Participant Account Value equals the guaranteed minimum death benefit.

Payment of Death	To pay the death benefit, we need proof of death
Benefit			acceptable to us, suchas a certified copy of a death
			certificate, plus written direction regarding how to pay the death benefit payment.

			Upon receiving due proof of death we will credit interest at the rate required by law.

			Unless the terms of the Plan or other requirements apply, the death benefit will be paid as:
			-	a lump sum payment or series of withdrawals
				that are completed within five years from the
				date of death; or
			-	annuity payments made over life or life
				expectancy. To receive 	annuity payments, this
				election must be made within 60 days
				from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

			If a person entitled to receive a death benefit dies before the death benefit is distributed but after the Participant's death, we will pay the death benefit to that person's named beneficiary or, if none, to that person's estate.

			Until the death benefits have been fully paid, the Participant's Beneficiary will be entitled to exercise all the Investment Options and other rights the Participant can exercise under this Contract.

DEATH OF PARTICIPANT	If the Participant dies after the Annuity Date, any
On or After the		amounts paid will depend on the annuity option then in
Annuity Date		effect.  We will continue to make annuity payments, if
			any, in accordance with the annuity option chosen.

			The right to receive remaining annuity payments is determined as follows:

			-	the surviving primary Beneficiary(ies); or if
				none, then
			-	the surviving contingent Beneficiary(ies); or
				if none, then
			-	the estate of the Participant.


===============================================================================
                                     CHARGES
===============================================================================

Symetra deducts the following charges and fees:

ANNUAL			The annual administration maintenance charge, shown
ADMINISTRATION		on the Schedule, will be deducted on the last day of
MAINTENANCE CHARGE	each Certificate Year and in the event of a full
			withdrawal of the Participant's Account. The annual administration maintenance charge is deducted per Participant per Certificate Year, or any portion thereof.

			The Sub-account or Fixed Account from which the charge is deducted is determined by the hierarchical order of the Sub-accounts as listed on the Schedule.

			We will not deduct this charge if the Participant Account Value is at least equal to the amount shown on the Schedule when the deduction is to be made. We do not deduct this charge for amounts applied to purchase an annuity option.

WITHDRAWAL CHARGE	The withdrawal charge, as shown on the Schedule, is
			deducted for each withdrawal after the first withdrawal in a Certificate Year. This charge will be deducted from the remaining Participant Account Value, unless you tell us otherwise.

			We will not deduct this charge for:

			-	annuity payments
			-	repetitive withdrawals using electronic funds
				transfer
			-	if the entire Participant Account Value is
				withdrawn;
			-	or withdrawals from a Participant's Account
				Value that are deposited to the
				Contractholder's Accumulation Account.

TRANSFER CHARGE		The transfer charge is deducted from the Participant
			Account Value for each transfer in excess of the number of free transfers allowed in a Certificate Year. The transfer charge and the "number of free transfers" are shown on the Schedule. It will be deducted in addition to the amount being transferred.

			Scheduled transfers authorized by us as part of an investment strategy, such as dollar cost averaging, appreciation sweep, Investment Option rebalancing, or approved asset allocation programs do not count against your allowed number of free transfers.

SURRENDER CHARGE	The surrender charge, as shown on the Schedule, will be
			deducted for any withdrawal made from the Contractholder's Accumulation Account or from the Participant Account Value. This charge is a percentage of the amount withdrawn. When the withdrawal is for only part of the Participant Account Value, the charge will be deducted from the remaining Participant Account
			Value, unless you tell us otherwise.

			A Participant may withdraw 10% of the Participant Account Value each Certificate Year without a surrender charge. The determination of whether more than 10% of the Participant Account Value has been withdrawn is made at the time of withdrawal. If you take more than one withdrawal in a Certificate Year, the previous withdrawals in the Certificate Year are added to the current Participant Account Value to determine whether more than 10% of the Participant Account Value has been withdrawn in that Certificate Year.

			We will not deduct the surrender charge for the
			following:
			-	if the total amount withdrawn during the
				Certificate Year does not exceed 10% of the
				Participant Account Value;
			-	payments made under an annuity option;
			-	the death of a Participant;
			-	the disability of a Participant, as defined
				by the Plan;
			-	the retirement of a Participant in accordance
				with the Plan;
			-	the Participant is at least 55 years old, the
				Participant is no longer employed by the
				employer that established the Plan,
				and the Participant Account was established
				at least 5 years prior to the date of surrender, excluding termination of employment due to
				Plan termination, or employer shutdown;
			-	payments of required minimum distributions to
				a Participant under Internal Revenue Code
				Section 401(a)(9) or other applicable section
				of the Internal Revenue Code requiring
				minimum distributions;
			-	a Participant hardship distribution under a
				Section 403(b) Plan or an unforeseeable
				emergency under a Section 457(b)
				Plan as certfified by the Plan;
			-	a loan to a Participant and applicable loan
				charges;
			-	if the Participant Account has been in effect
				for 5 years or longer and the Participant has
				attained age 59 1/2;
			-	return of excess deferrals, excess
				contributions, or excess aggregate
				contributions as certified by the Plan;
			-	an eligible rollover distribution;
			-	the annual administration maintenance charge,
				withdrawal charge, transfer charge or premium
				taxes;
			-	Repetitive withdrawals, if the withdrawals
				are equal or substantially equal and are
				expected to deplete the Participant
				Account Value over the Participant's life
				expectancy or the joint life expectancy of the Participant and Beneficiary; and
			-	To make a payment pursuant to a qualified
				domestic relations order.


DAILY CHARGES		Each day we make deductions for our insurance charges.
			We do this as part of our calculation of the value of the Accumulation Units. The daily charges are as follows:

Mortality and Expense	The mortality and expense risk charge is equal, on
Risk Charge		an annual basis, to a percentage of the average daily
			net assets of each Sub-Account. The percentage is shown on the Schedule.


Sub-account		The sub-account administration charge is equal, on an
Fund Facilitation Fee	annual basis, to a percentage of the average daily net
			assets invested in the [Vanguard or Calvert] Sub-account.
			The percentage is shown on the Schedule.

LOAN CHARGES

   Loan Application Fee	An application fee, as shown on the Schedule, will be
			deducted for each loan request.

   Loan Maintenance Fee	An annual maintenance fee, as shown on the Schedule,
			will be deducted while the loan is outstanding.

TRANSFERS FROM THE	Withdrawal and transfer charges will not be deducted on
CONTRACTHOLDER		funds transferred from the Contractholder Accumulation
ACCUMULATION ACCOUNT 	Account to a Participant Account.

PREMIUM TAXES		In states where they are applicable, premium taxes will
			be deducted as shown on the Schedule.

INCOME OR OTHER		Currently we do not pay income or other taxes on
TAXES			earnings attributable to the Contract.  However, if we
			ever incur such taxes, we reserve the right to deduct them from the Contract.

===============================================================================
               CODE REQUIREMENTS AND RETIREMENT PLAN PROVISIONS
===============================================================================

This Contract may be subject to further restrictions as provided below or as provided in any Endorsement attached hereto and made a part of this Contract depending on the type of retirement plan for which this Contract is used for a funding vehicle.

REQUIRED MINIMUM	The Participant's benefits under the Contract must
DISTRIBUTIONS		satisfy minimum distribution rules of the applicable
			section of the IRC and regulations thereunder.  The
			Code sections which apply are: (i) Section 401(a)(9) for contracts issued for a Plan intended to meet
			Sections 403(a); (ii) Section 403(b)(10) for Section
			403(b) contracts, and (iii) Section 457(d) for deferred compensation plans under Section 457. These minimum distribution rules generally require that benefits begin after the Participant is 70 1/2 years old and that the minimum amount is paid each year. Payments may be made in the form of annual withdrawals or under an annuity option. Minimum withdrawals are set each year based on the Participant Account Value and the life expectancy of the Participant and the Participant's
			Beneficiary. If the Participant's Beneficiary is not the Participant's spouse, the annual withdrawal must meet the minimum incidental benefit requirements.
			If the Participant elects payments under any annuity option, the guaranteed or expected period of the annuity payments may not exceed the Participant's life expectancy and that of the Participant's Beneficiary at the Annuity Date, or a shorter period if the Participant's Beneficiary is not the Participant's spouse.

MINIMUM DEATH		The death benefit, if any, payable to the Participant's
BENEFIT			Beneficiary must also satisfy the rules of
DISTRIBUTIONS		Section 403(b)(10) or Section 457(d), whichever may be
			applicable, and the regulations thereunder.  The
			Beneficiary may satisfy these rules by receiving a lump sum, annual withdrawals, or payments under an annuity option in accordance with these rules. If the Participant dies before withdrawals have started, the Participant Account Value must be distributed (1) by the December 31st of the year which contains the fifth anniversary of the Participant's death, or over a designated Beneficiary's life expectancy. A surviving spouse may wait to begin payments until the year the Participant would have reach age 70 1/2.
			If the Participant dies after payments under an annuity option have begun, the death benefit will be paid as least as rapidly as under the annuity option the Participant selected.

DIRECT ROLLOVERS	A Participant may be able to receive a benefit under
			this Contract as a "eligible rollover distribution" as defined in the IRC, the Participant has the right to elect to have the eligible rollover distribution paid directly to an eligible retirement plan. Except for eligible rollover distributions, we reserve the right to make payments only to the Participant or the Participant's Beneficiary.

NONQUALIFIED		If the Contract is issued for a nonqualified and
DEFERRED 		unfunded deferred compensation plan, the Contractholder
COMPENSATION		possesses all rights under the Contract.  The
PLANS			Contractholder may direct that all payments from the
			Contract be made to the Contractholder, or the Contractholder may direct that payments be made directly to Participants and Beneficiaries.
			Participants and Beneficiaries have no rights under this Contract. The Contractholder may authorize
			Participants and Beneficiaries to make certain elections under this Contract or may revoke that authorization at any time.

GOVERNMENTAL 457(b)	Notwithstanding the foregoing, if this Contract is
PLAN			issued for an employer that is a governmental entity
			and the Plan is an eligible Plan under IRC section
			457(b), the Contract's assets and income shall be held for the exclusive benefit of the Participant and the Participant's Beneficiaries.

===============================================================================
                              GENERAL PROVISIONS
===============================================================================

ACCOUNT STATEMENTS	At least once each calendar year we will furnish the
			Participant with a statement showing the Participant
			Account Value and we will furnish the Contractholder a statement showing the Contractholder Value.


ASSIGNMENT OF 		This Contract and the Certificates issued thereunder
BENEFITS 		may not be sold, transferred, assigned, discounted,
			or pledged as collateral for a loan (other than a loan taken against Participant Account Value which is authorized by the Plan and subject to IRC requirements) or as security for the performance of an obligation or for any other purpose. The benefits, values, and rights under this Contract and the Certificates thereunder are not transferable or subject to any creditor claims to the fullest extent permitted by law except under a domestic relations order properly issued by a court of competent jurisdiction and that complies ERISA, if applicable.

CERTIFICATES		Symetra will issue Certificates for each Participant
			for whom an account is established under this Contract.

			Each Certificate will include the relevant provisions of this Contract and the benefits to which the Participant is entitled. A Participant will have rights under this Contract only to the extent that Purchase Payments on the Participant's behalf are received by Symetra. The provisions of the Plan may limit the Participant's rights under this Contract.

COMMUNICATIONS		All written communications to the Contractholder or to
			Participant will be addressed to the last known address of the Contractholder or the Participant, respectively, on file with Symetra.


			All written communications to Symetra must be addressed to Symetra at its Home Office at [777 108th Avenue NE, Suite 1200, Bellevue, Washington 98004-5135; P.O. Box 3882, Seattle, Washington 98124-3882].

			Unless as specifically provided otherwise, any notice of change, election, choice, option, or other exercise of right given under the Contract must be in writing on a form provided by us or in a manner acceptable to us.

CONTRACT		Unless otherwise designated in writing by Symetra,
SETTLEMENT		all sums payable under this Contract are payable at
			Symetra's Home Office.

ENTIRE CONTRACT		The entire Contract between Symetra and the
			Contractholder consists of this Contract, the Schedule, all endorsements, and the Contract application, a copy of which is attached to the Contract. Only an authorized officer of Symetra may change this Contract and Certificates issued thereunder. Any change must be in writing. Symetra has the unilateral right to amend the Contract to conform the Contract to any applicable state or federal law. In addition, upon at least 30 days' written notice to the Contractholder, we may make other changes to this Contract that will apply only to individuals who become Participants after the effective date of such change. All changes we make will be subject to any applicable regulatory requirements.

ESSENTIAL DATA		The Contractholder and each person entitled to receive
			benefits under this Contract must provide us with any information we need to administer the Contracts, including Certificates issued thereunder. We are entitled to rely exclusively on the completeness and accuracy of data furnished to us, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL	When benefits under this Contract depend upon any
			person being alive on a given date, Symetra may require satisfactory proof that the person is living prior to paying the benefits.

EXCLUSIVE BENEFIT	The assets and income of the Contract and
			associated Certificates are held for the exclusive benefit of the Participant and the Participant's
			Beneficiaries. Except as may be provided in the Plan, the Participant's rights under this contract are fully vested and nonforfeitable.

FUTURE PURCHASE		We may prohibit additional Purchase Payments under
PAYMENTS AND		this Contract for existing Participants or prohibit
PARTICIPANTS		new Participants under this Contract upon written
			notice to the Contractholder.

INCONTESTABILITY	This Contract and any rider(s) or endorsement(s)
			presently attached to this Contract are incontestable as to the material facts of the application for the Contract and to the representations of the Contractholder after such Contract has been in force during the lifetime of the Contractholder for two years from its date of issue. If any rider or endorsement is subsequently attached to this Contract provides supplemental benefits that the Contractholder applied for after the Contract was issued, such rider or endorsement is incontestable as to the material facts of the application for the supplemental benefit and to the representations of the Contractholder after such rider or endorsement has been in force during the lifetime of the Contractholder for two years from its date of issue.

MISSTATEMENT OF AGE	We may require satisfactory proof of correct age at
			any time. If annuity payments are based on life or life expectancy and the age of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment.
			Overpayments will be deducted from future payments until the total is repaid. We will not credit interest on underpayments or charge interest on overpayments.

			If the age of any Annuitant or Participant has been misstated, the amount of any death benefit payable will be determined based on the correct age of the Annuitant or Participant.


NON-PARTICIPATION 	This Contract and associated Certificates are non-
			participating, which means will not share in any distribution of profits, losses, or surplus of Symetra.

PLAN PROVISIONS		Symetra is not a party to, nor bound by, any trust or
			Plan. However, the terms of this Contract are subject to the provisions of any Plan under which this Contract is issued.

SEPARATE ACCOUNT	The Separate Account holds the assets that underly the
			contract values invested in the Sub-Accounts, including Participant Account Values. The assets in the Separate Account are the property of Symetra.
			However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
			Account are credited to or charged against the Separate
			Account without regard to other income, gains or losses of Symetra.

STATE REQUIRED		The benefits of this Contract will not be less than
BENEFITS AND		the minimum benefits required by any statute of any
JURISDICTION		state in which this Contract is delivered. In the
			event of a dispute, the laws of the jurisdiction in which the Contract is delivered will apply.

SUSPENSION OF		We may be required to suspend or postpone payment of
WITHDRAWALS OR		withdrawals or transfers from the Sub-Accounts for
TRANSFERS/DEFERRAL	any period of time when:
OF PAYMENT FROM
FIXED ACCOUNT
			-	the NYSE is closed (other than customary
				weekend or holiday closings);
			-	trading on the NYSE is restricted;
			-	an SEC declared emergency exists such that
				disposal of or  determination of the value
				of the Sub-Account shares isnot reasonably
				practicable; or
			-	the SEC, by order, so permits for your
				protection.

			In addition, we retain the right to defer payment of withdrawals, surrenders, loans, or transfers from the Fixed Account for a period of 6 months after receiving the request. Prior to exercising our right to defer payment, we will seek prior written approval of the appropriate state regulatory authorities if required by law to do so. The interest rates credited to the Fixed Account during this period will not be less than the rate required under state law.

TERMINATION OF		All benefit provisions under this Contract continue
CONTRACT		in force until the Contract Value is completely
			withdrawn.

			This Contract will terminate and cease to be of any further force or effect at the close of the first day upon which Symetra has completed all of the duties and obligations that have arisen under this Contract.

			The Contractholder must provide Symetra with written notice of its intent to terminate the Contract not less than 30 days prior to the request to terminate.

VOTING RIGHTS		Symetra is the legal owner of the Portfolios' shares.
			However, when a Portfolio solicits proxies in
			connection with a shareholder vote, we are required to
			ask for instructions as	to how to vote those shares.
			All shares are voted in the same proportion as the
			instructions we received.  Should we determine
			that we are no longer required to comply with the above,
			we will vote the shares in our own right.  In addition,
			we may disregard shareholder voting instructions:
		-	if required by regulatory officials if such instructions
			would require us to vote the shares so as to cause a
			change in sub-classification or investment objectives
			of one or more of the Portfolios, or to approve or
			disapprove an investment advisory agreement;
		-	if such instructions would require changes in the
			investment objective or investment advisor of a
			Portfolio or be inconsistent with the investment
			objectives of the Portfolio;
		-	vary from the general quality and nature of investments
			and investment techniques used by other Portfolios
			with similar investment objectives and underlying
			other variable contracts offered by Symetra or of an
			affiliated insurance company; or
		-	violate state or federal law.

		If we disregard voting instructions, we will notify contract owners of our actions and of our reasons for doing so in our next semi-annual report.

===============================================================================
                           ANNUITY PURCHASE RATE TABLE
===============================================================================

MORTALITY TABLES USED: The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table blended 20% Male and 80% Female projected 20 years. The effective interest rate assumed in the Annuity Purchase Rate Table is 2.00%.

The annuity purchase rates set out in the following Annuity Purchase Rate Tables are guaranteed by Symetra.

                       FIXED ANNUITY PURCHASE RATE TABLE
            Consideration Required to Purchase $1 of Monthly Annuity*

						100% Joint & Survivor**

			Life	 Life
		      Annuity	Annuity		  5 Years   10 Years
Age of	     Life     5 Years	10 Years   Life	  Certain & Certain &
Annuitant   Annuity   Certain   Certain   Annuity   LIfe     Life



55	   $306.55     $306.86 $307.85    $344.87      $344.87 $344.89
56	   300.44	300.77	301.85	   339.23	339.23	339.25
57	   294.23	294.60	295.78	   333.48	333.48	333.51
58	   287.95	288.34	289.63	   327.62	327.62	327.66
59	   281.50	282.00	283.42	   321.65	321.65	321.69
60	   275.10	275.57	277.13	   315.56	315.57	315.62
61	   268.55	269.07	270.78 	   309.36	309.37	309.43
62	   261.92	262.48	264.36	   303.05	303.06	303.14
63	   255.20	255.83	257.90	   296.64	296.64	296.73
64	   248.42	249.11	251.40	   290.11	290.12	290.23
65	   241.57	242.33	244.86	   283.47	283.49	283.62
66	   234.66	235.50	238.30	   276.73	276.75	276.91
67	   227.69	228.62	231.74	   269.89	269.91	270.11
68	   220.68	221.69	225.17	   262.95	262.98	263.23
69	   213.61	214.74	218.63	   255.92	255.95	256.26
70	   206.51	207.77	212.12	   248.80	248.84	249.23
71	   199.38	200.78	205.65	   241.59	241.64	242.13
72	   192.23	193.81	199.26	   234.31	234.37	234.99
73	   185.08	186.86	192.95	   226.97	227.04	227.81
74	   177.96	179.96	186.76	   219.57	219.67	220.62
75	   170.88	173.13	180.71	   212.14	212.27	213.45
76	   163.85	166.38	174.81	   204.70	204.85	206.31
77	   156.91	159.74	169.08	   197.24	197.44	199.23
78	   150.05	153.21	163.56	   189.79	190.04	192.23
79	   143.27	146.80	158.24	   182.36	182.66	185.34
80	   136.59	140.53	153.16	   174.95	175.33	178.58
81	   130.02	134.41	148.35	   167.58	168.05	172.01
82	   123.57	128.46	143.81	   160.28	160.86	165.65
83	   117.26	122.70	139.57	   153.05	153.77	159.54
84	   111.10	117.15	135.64	   145.92	146.80	153.72
85	   105.11	111.83	132.01	   138.90	139.99	148.21
86	    99.29	106.76	128.68     132.02	133.37	143.02
87	    93.67	101.96	125.63	   125.30	126.95	138.16
88	    88.24	 97.44	122.85	   118.74	120.77	133.63
89	    83.09	 93.24	120.33	   112.42	114.87	129.45
90	    78.20	 89.33	118.10	   106.32	109.25	125.66
91	    73.58	 85.68	116.15	   100.47	103.90	122.28
92	    69.23	 82.27	114.48	    94.84	 98.80	119.33
93	    65.11	 79.06	113.10	    89.41	 93.91	116.84
94	    61.12	 75.99	111.99	    84.10	 89.19	114.78
95	    57.22	 73.10	111.10	    78.87	 84.67	113.12

* The consideration shown refers to the net value used to purchase an annuity, after premium taxes or other applicable charges are deducted. For example, it would cost $241,570 for a Participant age 65 to receive a Fixed Life Annuity which provides a monthly income of $1,000.

**Participant and co-annuitant are assumed to be the same age.
Age is to be taken for the exact number of years and completed months.
Values for fractional ages are obtained by simple interpolation.
Consideration for ages or combination of lives not shown will be furnished by Symetra upon request.

===============================================================================
                                  VALUE TABLES
===============================================================================

Demonstration Table of Guaranteed Account Value, Guaranteed Surrender Value, and Effective Rate of Return for the Fixed Account Based on Gross Purchase Payments and Guaranteed Interest Rates.*

Single Sum Purchase Payment ($2,000 in Year 1):

End of			Guaranteed		Guaranteed		Effective Rate of
Year	Deposit		Account Value		Surrender Value		 Return
-----------------------------------------------------------------------------------------
1	2,000.00 	2,000.00 		1,854.00 		-7.3000%
2			2,000.00 		1,909.62 		-2.2856%
3			2,000.00 		1,966.91 		-0.5546%
4			2,025.92 		2,025.92 		0.3224%
5			2,086.69 		2,086.69 		0.8523%
6			2,149.29 		2,149.29 		1.2071%
7			2,213.77 		2,213.77 		1.4613%
8			2,280.19 		2,280.19 		1.6524%
9			2,348.59 		2,348.59 		1.8012%
10			2,419.05 		2,419.05 		1.9205%
11			2,491.62 		2,491.62 		2.0182%
12			2,566.37 		2,566.37 		2.0996%
13			2,643.36 		2,643.36 		2.1686%
14			2,722.66 		2,722.66 		2.2278%
15			2,804.34 		2,804.34 		2.2791%
16			2,888.47 		2,888.47 		2.3240%
17			2,975.13 		2,975.13 		2.3636%
18			3,064.38 		3,064.38 		2.3989%
19			3,156.31 		3,156.31 		2.4304%
20			3,251.00 		3,251.00 		2.4588%




Cumulative Purchase Payments ($2,000 in Year 1 and $1,000 per year in Years 2 - 20):

End of		Purchase		Guaranteed		Guaranteed		Effective Rate of
Year		Payments		Account Value		Surrender Value		 Return
---------------------------------------------------------------------------------------------------------
1		$2,000.00		$2,000.00		$1,854.00		-7.3000%
2		3,000.00		3,015.00		2,836.62		-3.3115%
3		4,000.00		4,045.23		3,848.72		-1.7034%
4		5,000.00		5,090.90		4,891.18		-0.7843%
5		6,000.00		6,152.27		5,964.92		-0.1759%
6		7,000.00		7,229.55		7,070.86		0.2612%
7		8,000.00		8,322.99		8,209.99		0.5922%
8		9,000.00		9,432.84		9,383.29		0.8524%
9		10,000.00		10,591.79		10,591.79		1.0626%
10		11,000.00		11,836.54		11,836.54		1.2363%
11		12,000.00		13,118.64		13,118.64		1.3822%
12		13,000.00		14,439.20		14,439.20		1.5067%
13		14,000.00		15,799.37		15,799.37		1.6141%
14		15,000.00		17,200.35		17,200.35		1.7077%
15		16,000.00		18,643.36		18,643.36		1.7901%
16		17,000.00		20,129.66		20,129.66		1.8631%
17		18,000.00		21,660.55		21,660.55		1.9283%
18		19,000.00		23,237.37		23,237.37		1.9869%
19		20,000.00		24,861.49		24,861.49		2.0398%
20		21,000.00		26,534.34		26,534.34		2.0878%

* The values shown in this table take into account standard nonforfeiture law.